Exhibit 99.2

FOR IMMEDIATE RELEASE

GLOBAL BRASS AND COPPER HOLDINGS, INC. REPORTS FOURTH QUARTER AND YEAR-END 2013 FINANCIAL RESULTS

Fourth Quarter Highlights

•	Volume increased 3.4% year-over-year to 121.1 million pounds;

•	Adjusted sales increased 4.4% year-over-year to $127.7 million;

•	Consolidated Adjusted EBITDA increased slightly year-over year to $21.1 million;

•	Adjusted diluted earnings per common share of $0.25;

•	Net sales increased 4.2% year-over-year to $412.8 million; and

•	Net income attributable to GBC of $6.2 million, or $0.29 per diluted share, versus net income of $7.5 million, or $0.36 per diluted share in prior year period.

Full Year Highlights

•	Full year volume increased 3.9% year-over-year to 523.0 million pounds;

•	Full year adjusted sales increased 4.6% year-over-year to $549.3 million; and

•	Full year Consolidated Adjusted EBITDA increased 2.3% year-over-year to $118.0 million.

Schaumburg, IL., March 18, 2014 Global Brass and Copper Holdings, Inc. (NYSE:BRSS) (“GBC” or the “Company”) today announced the results for the fourth quarter and full year ended December 31, 2013.

“Driven by strong shipment volumes in Olin Brass and improving conditions across a number of our end markets, the fourth quarter marked another period of improved performance. During 2013, we advanced our many strategic initiatives highlighted by increasing shipments of our Eco Brass product portfolio ahead of the January 2014 legislation, which requires the reduction of lead content on the wetted surfaces of plumbing devices,” said John Wasz, GBC’s President and Chief Executive Officer. “Despite pockets of uncertainty in the global markets, we are confident in the long-term fundamentals of the business and our ability to drive sustainable, profitable growth in 2014.”

Fourth Quarter Operating Results

Volume for the fourth quarter of 2013 increased by 3.4% to 121.1 million pounds compared to 117.1 million pounds in the fourth quarter of 2012. The increase in volume was the result of higher demand in the building and housing, automotive, munitions and coinage end markets. These increases were partially offset by lower demand in the electronics/electrical components end market resulting from increased competition from foreign imports and customers sourcing their finished products offshore, which resulted in reduced demand for brass rod in the United States. Volume growth in the building and housing end market was also dampened by foreign competition. By segment, Olin Brass and A.J. Oster volume increased 7.3% and 2.6% during the fourth quarter, respectively, while Chase Brass volume decreased 2.3%.

Net sales for the fourth quarter of 2013 increased by 4.2% to $412.8 million compared to $396.2 million in the same period of 2012. The improvement in net sales was attributable to an increase in volume and as a result of higher sales of unprocessed metal, which were partially offset by lower metal prices and by lower average selling prices. Adjusted sales, a non-GAAP financial measure which reflects the value added premium over metal replacement cost recovery, increased 4.4% to $127.7 million for the fourth quarter of 2013 from $122.3 million for the same period of 2012. A reconciliation of net sales to adjusted sales is provided later in this press release.

Net income attributable to GBC for the quarter was $6.2 million, or $0.29 per diluted share, compared to $7.5 million, or $0.36 per diluted share, for the same period of 2012.

Consolidated Adjusted EBITDA, a non-GAAP financial measure, was $21.1 million for the fourth quarter of 2013, which was up slightly from $21.0 million in the fourth quarter of 2012, driven by higher volume, lower shrinkage cost due to lower metal costs and higher yields, a decrease in salaries, benefits and incentive compensation, a decrease in other professional fees for accounting, tax, legal and consulting services. Partially offsetting the increase were higher manufacturing conversion costs, costs associated with our continuous improvement efforts, marketing and product development, labor contract negotiations, development of our information systems and lower average selling prices. A reconciliation of net income attributable to GBC to Consolidated Adjusted EBITDA is provided later in this press release.

Full Year Operating Results

For the full year 2013, volume increased by 3.9% to 523.0 million pounds compared to 503.2 million pounds in 2012. The increase in volume was the result of higher demand in building and housing, munitions, coinage and automotive end markets. These increases were partially offset by lower demand in the electronics/ electrical components end market resulting from increased competition from foreign imports and customers sourcing their finished products offshore, which resulted in reduced demand for brass rod in the United States. Additionally, volume growth in the building and housing end market was dampened by foreign competition.

Net sales for the full year 2013 increased by 6.5% to $1,758.5 million compared to $1,650.5 million in 2012. The improvement in net sales was attributable to an increase in volume, higher average selling prices and sales of unprocessed metal, which were partially offset by lower metal prices. Adjusted sales, a non-GAAP financial measure which reflects the value added premium over metal replacement cost recovery, increased 4.6% to $549.3 million for the full year 2013 from $524.9 million for the same period of 2012. A reconciliation of net sales to adjusted sales is provided later in this press release.

Net income attributable to GBC for the full year 2013 was $10.4 million, or $0.49 per diluted share, compared to $12.5 million, or $0.59 per diluted share in 2012.

The Company reported Consolidated Adjusted EBITDA, a non-GAAP financial measure, of $118.0 million for the full year 2013, a 2.3% increase compared to $115.4 million for the full year 2012. The increase was driven by higher volume, higher average selling prices, and lower shrinkage costs. Partially offsetting the increase were higher manufacturing conversion costs, costs associated with our continuous improvement efforts, marketing and product development, labor contract negotiations and development of our information systems. A reconciliation of net income attributable to GBC to Consolidated Adjusted EBITDA is provided later in this press release.

Cash Flow and Leverage

During the fourth quarter of 2013, the Company reported net cash provided by operating activities of $22.9 million driven by earnings and working capital improvements. During the full year of 2013, the Company reported net cash provided by operating activities of $27.4 million driven by earnings, partially offset by working capital changes.

The Company ended the year with cash of $10.8 million, borrowings of $5.5 million under its asset based revolving lending facility (“ABL Facility”), senior secured notes of $375.0 million, and with borrowing availability of $194.0 million under its ABL Facility.

2014 Guidance

For the full-year 2014, GBC expects:

•	Shipment volumes to range from 537 million to 548 million pounds;

•	Adjusted sales to range from $573 million to $584 million; and

•	Consolidated Adjusted EBITDA is expected to range from $122 million to $127 million.

Conference Call

The Company will host a teleconference and webcast at 8:30 a.m. (Central Time) on Wednesday, March 19 to review the results. To listen to the live call, individuals can access the webcast at the investor relations portion of the Company’s website at http://ir.gbcholdings.com, or by dialing 877-474-9504, passcode # 57089418 approximately 10 minutes before the scheduled start time. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the Global Brass and Copper website.

About Global Brass and Copper

Global Brass and Copper Holdings, Inc. through its wholly-owned principal operating subsidiary, Global Brass and Copper, Inc., is a leading, value-added converter, fabricator, distributor and processor of specialized copper and brass products in North America. We engage in metal melting and casting, rolling, drawing, extruding and stamping to fabricate finished and semi-finished alloy products from processed scrap, copper cathode and other refined metals. Our products include a wide range of sheet, strip, foil, rod, tube and fabricated metal component products that we sell under the Olin Brass, Chase Brass and A.J. Oster brand names. Our products are used in a variety of applications across diversified end markets, including the building and housing, munitions, automotive, transportation, coinage, electronics/electrical components, industrial machinery and equipment and general consumer end markets.

CONTACT:	Robert Micchelli
Global Brass and Copper Holdings, Inc.
Chief Financial Officer
(847) 240-4700

Ryan Lown
FTI Consulting
(312) 553-6756

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes”, “expects”, “projects”, “may”, “would”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements the Company makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to its expectations regarding future industry trends are forward-looking statements. In addition, the Company, through its senior management, from time to time make forward-looking public statements concerning its expected future operations and performance and other developments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may change at any time, and, therefore, the Company’s actual results may differ materially from those that it expected. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect the Company’s actual results. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the failure to maintain the Company’s balanced book approach which could cause increased volatility in the Company’s profitability and operating results and may result in significant losses; the loss in order volumes from any of the Company’s largest customers, which may reduce the Company’s sales volumes, revenues and cash flows; the disruption to the Company’s business if its customers shift their manufacturing offshore; the occurrence of any prolonged disruptions at or failures of the Company’s manufacturing facilities and equipment which could have a material adverse effect on its business, financial condition, results of operations and cash flows; and the failure to implement the Company’s business strategy, including its growth initiatives, could adversely affect its business, financial condition, results of operations or cash flows. More detailed information about these and other risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our Prospectus Supplement filed with the Securities and Exchange Commission on January 24, 2014. All forward-looking information in this press release is expressly qualified in its entirety by these cautionary statements. All forward-looking statements contained in this press release are based upon information available to the Company on the date of this press release.

In addition, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, investors should not place undue reliance on those statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Measures

In addition to the results reported in accordance with U.S. GAAP, we have provided information regarding “Consolidated EBITDA”, “Segment EBITDA”, “Consolidated Adjusted EBITDA”, “Segment Adjusted EBITDA”, “Adjusted Diluted Earnings per Common Share”, and “Adjusted Sales”, each of which is defined below.

EBITDA-Based Measures

We define Consolidated EBITDA as net income (loss) attributable to Global Brass and Copper Holdings, Inc., adjusted to exclude interest expense, provision for (benefit from) income taxes, depreciation expense and amortization expense. Segment EBITDA is defined by us as income (loss) before provision for (benefit from) income taxes and equity income, adjusted to exclude interest expense, depreciation expense and amortization expense, in each case, to the extent such items are attributable to such segment.

We use Consolidated EBITDA only to calculate Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA is Consolidated EBITDA, further adjusted to exclude extraordinary gains from the bargain purchase that occurred in the acquisition of the worldwide metals business of Olin Corporation, realized and unrealized gains and losses related to the collateral hedge contracts that were previously required under our former ABL Facility, unrealized gains and losses on derivative contracts in support of our balanced book approach, unrealized gains and losses associated with derivative contracts related to electricity and natural gas costs, non-cash gains and losses due to lower of cost or market adjustments to inventory, LIFO-based gains and losses due to the depletion of a LIFO layer of metal inventory, non-cash compensation expense related to payments made to certain members of our management by Halkos, share-based compensation expense, loss on extinguishment of debt, non-cash income accretion related to the joint venture with Dowa – Olin Metal Corporation (“Dowa Joint Venture”), management fees paid to KPS Management II, L.P. and KPS Management III, L.P. (“KPS”), restructuring and other business transformation charges, specified legal and professional expenses and certain other items.

We use Segment EBITDA only to calculate Segment Adjusted EBITDA. Segment Adjusted EBITDA is Segment EBITDA, further adjusted to include equity income, net of tax and to exclude net income attributable to noncontrolling interest, unrealized gains and losses on derivative contracts in support of our balanced book approach, unrealized gains and losses associated with derivative contracts related to electricity and natural gas costs, non-cash gains and losses due to lower of cost or market adjustments to inventory, LIFO-based gains and losses due to the depletion of a LIFO layer of metal inventory, non-cash compensation expense related to payments made to certain members of our management by Halkos, share-based compensation expense, loss on extinguishment of debt, and non-cash income accretion related to the Dowa Joint Venture, in each case, to the extent such items are attributable to the relevant segment.

We present the above-described EBITDA-based measures because we consider them important supplemental measures and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Nevertheless, our EBITDA-based measures may not be comparable to similarly titled measures presented by other companies.

We present Consolidated Adjusted EBITDA as a supplemental measure of our performance because we believe it represents a meaningful presentation of the financial performance of our core operations, without the impact of the various items excluded, in order to provide period-to-period comparisons that are more consistent and more easily understood. In addition, Segment Adjusted EBITDA is the key metric used by our chief operating decision-maker to evaluate the business performance of our segments in comparison to budgets, forecasts and prior-year financial results, providing a measure that management believes reflects our core operating performance.

Our EBITDA-based measures are not intended as alternatives to net income (loss) as indicators of our operating performance, as alternatives to any other measure of performance in conformity with GAAP or as alternatives to cash flow provided by operating activities as measures of liquidity. You should therefore not place undue reliance on our EBITDA-based measures or ratios calculated using those measures. Our GAAP-based measures can be found in our consolidated financial statements included elsewhere in this press release.

Adjusted Diluted Earnings per Common Share

Adjusted Diluted Earnings per Common Share is defined as Diluted Income (Loss) per Common Share adjusted to remove the after-tax impact of the addbacks to EBITDA in calculating Consolidated Adjusted EBITDA. We believe that Adjusted Diluted Earnings per Common Share supplements our GAAP results to provide a more complete understanding of the results of our business, and we believe it is useful to our investors and other parties for these same reasons. Adjusted Diluted Earnings per Common Share may not be comparable to similarly titled measures presented by other companies and is not a measure of operating performance or liquidity defined by GAAP.

Adjusted Sales

Adjusted sales is defined as net sales less the metal component of net sales. Net sales is the most directly comparable GAAP measure to adjusted sales. Adjusted sales represents the value-added premium we earn over our conversion and fabrication costs. Management uses adjusted sales on a consolidated basis to monitor the revenues that are generated from our value-added conversion and fabrication processes excluding the effects of fluctuations in metal costs, reflecting our toll sales and our balanced book approach for non-toll sales. We believe that adjusted sales supplements our GAAP results to provide a more complete understanding of the results of our business, and we believe it is useful to our investors and other parties for these same reasons. Adjusted sales may not be comparable to similarly titled measures presented by other companies and is not a measure of operating performance or liquidity defined by GAAP.

Global Brass and Copper Holdings, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share data)	2013	2012	2013	2012

Net sales	$412.8	$396.2	$1,758.5	$1,650.5
Cost of sales	374.4	354.4	1,576.2	1,467.3

Gross profit	38.4	41.8	182.3	183.2
Selling, general and administrative expenses (including non-cash profits interest expense of $0.0, $0.0, $29.3 and $19.5, respectively)	18.2	19.5	110.8	92.7

Operating income	20.2	22.3	71.5	90.5
Interest expense	9.9	9.8	39.8	39.7
Loss on extinguishment of debt	—	—	—	19.6
Other expense, net	—	—	0.3	0.1

Income before provision for income taxes and equity income	10.3	12.5	31.4	31.1
Provision for income taxes	4.4	5.2	22.2	19.2

Income before equity income	5.9	7.3	9.2	11.9
Equity income, net of tax	0.4	0.3	1.5	1.0

Net income	6.3	7.6	10.7	12.9
Less: Net income attributable to noncontrolling interest	0.1	0.1	0.3	0.4

Net income attributable to Global Brass and Copper Holdings, Inc.	$6.2	$7.5	$10.4	$12.5

Net income attributable to Global Brass and Copper Holdings, Inc. per common share:
Basic	$0.29	$0.36	$0.49	$0.59
Diluted	$0.29	$0.36	$0.49	$0.59
Weighted average common shares outstanding:
Basic	21.1	21.1	21.1	21.1
Diluted	21.2	21.1	21.2	21.1

Supplemental Non-GAAP Information
Net sales	$412.8	$396.2	$1,758.5	$1,650.5
Metal component of net sales	285.1	273.9	1,209.2	1,125.6

Adjusted sales	$127.7	$122.3	$549.3	$524.9

Diluted net income per common share, as reported	$0.29	$0.36	$0.49	$0.59
Non-cash Halkos profits interest compensation expense	—	—	1.39	0.92
Loss on extinguishment of debt	—	—	—	0.60
Management fees paid to affiliates of KPS	—	0.01	0.14	0.03
Unrealized gains on derivative contracts	(0.03)	(0.01)	—	(0.05)
Non-cash accretion of income of Dowa Joint Venture	—	—	(0.02)	(0.02)
Specified legal/professional expenses	0.04	0.03	0.13	0.10
Lower of cost or market adjustment to inventory	—	—	0.01	0.01
Gain from LIFO layer depletion	(0.06)	(0.14)	(0.06)	(0.14)
Share-based compensation expense	0.01	—	0.04	—
Other adjustments	—	—	—	0.01

Adjusted diluted earnings per common share (1)	$0.25	$0.25	$2.12	$2.05

(1)	The non-cash profits interest expense assumed no tax benefits. All remaining adjustments include a tax effect.

Global Brass and Copper Holdings, Inc.

Consolidated Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended December 31,
(in millions)	2013	2012
Net income attributable to Global Brass and Copper Holdings, Inc.	$6.2	$7.5
Interest expense	9.9	9.8
Provision for income taxes	4.4	5.2
Depreciation expense	2.5	2.0
Amortization expense	—	—

Consolidated EBITDA	$23.0	$24.5

Unrealized gain on derivative contracts (a)	(1.3)	(0.1)
Gain from LIFO layer depletion (b)	(2.0)	(4.8)
Non-cash accretion of income of Dowa Joint Venture (c)	(0.2)	(0.2)
Management fees (d)	—	0.3
Specified legal/professional expenses (e)	1.4	1.3
Share-based compensation expense (f)	0.2	—

Consolidated Adjusted EBITDA	$21.1	$21.0

(a)	Represents unrealized gains and losses on derivative contracts in support of our balanced book approach and unrealized gains and losses associated with derivative contracts with respect to electricity and natural gas costs.
(b)	Calculated based on the difference between the base year LIFO carrying value and the metal prices prevailing in the market at the time of inventory depletion.
(c)	As a result of the application of purchase accounting in connection with the November 2007 acquisition, no carrying value was initially assigned to our equity investment in the Dowa Joint Venture. This adjustment represents the accretion of equity in the Dowa Joint Venture at the date of the acquisition over a 13-year period (which represents the estimated useful life of the technology and patents of the joint venture
(d)	The 2012 amount represents a portion of the annual advisory fees payable to affiliates of KPS.
(e)	Specified legal/professional expenses for the three months ended December 31, 2013 includes $1.4 million of professional fees for accounting, tax, legal and consulting services related to costs incurred as a publicly traded company, including Additional Follow-on Public offering costs. Specified legal/professional expenses for the year ended December 31, 2012 includes $1.3 million of professional fees for accounting, tax, legal and consulting services related to public company readiness efforts.
(f)	Represents share-based compensation expense resulting from the grant of non-qualified stock options, restricted stock and performance-based shares to certain employees, members of our management and our Board of Directors.

Global Brass and Copper Holdings, Inc.

Consolidated Adjusted EBITDA Reconciliation (Unaudited)

	Year Ended December 31,
(in millions)	2013	2012
Net income attributable to Global Brass and Copper Holdings, Inc.	$10.4	$12.5
Interest expense	39.8	39.7
Provision for income taxes	22.2	19.2
Depreciation expense	8.5	6.8
Amortization expense	0.1	0.1

Consolidated EBITDA	$81.0	$78.3

Unrealized gain on derivative contracts (a)	(0.2)	(1.6)
Gain from LIFO layer depletion (b)	(2.0)	(4.8)
Loss on extinguishment of debt (c)	—	19.6
Non-cash accretion of income of Dowa Joint Venture (d)	(0.7)	(0.7)
Non-cash Halkos profits interest compensation expense (e)	29.3	19.5
Management fees (f)	4.8	1.0
Specified legal/professional expenses (g)	4.3	3.3
Lower of cost or market adjustment to inventory (h)	0.3	0.3
Share-based compensation expense (i)	1.2	—
Other adjustments (j)	—	0.5

Consolidated Adjusted EBITDA	$118.0	$115.4

(a)	Represents unrealized gains and losses on derivative contracts in support of our balanced book approach and unrealized gains and losses associated with derivative contracts with respect to electricity and natural gas costs.
(b)	Calculated based on the difference between the base year LIFO carrying value and the metal prices prevailing in the market at the time of inventory depletion.
(c)	Represents the loss on the extinguishment of debt recognized in connection with the termination prior to maturity of the Term Loan Facility.
(d)	As a result of the application of purchase accounting in connection with the November 2007 acquisition, no carrying value was initially assigned to our equity investment in the Dowa Joint Venture. This adjustment represents the accretion of equity in the Dowa Joint Venture at the date of the acquisition over a 13-year period (which represents the estimated useful life of the technology and patents of the joint venture).
(e)	The 2013 amount includes $20.4 million that represents incremental non-cash compensation as a result of the modification made to the Halkos LLC Agreement to eliminate Halkos’ right to acquire all or a portion of the Class B Shares. The 2013 amount also includes $8.9 million that represents dividend payments made by Halkos to members of our management that resulted in a non-cash compensation charge in connection with the IPO that occurred in May 2013. The 2012 amount represents the dividend payment made by Halkos to certain members of our management that resulted in a non-cash compensation charge in connection with the Parent Distribution that occurred on June 1, 2012.
(f)	The 2013 amount includes a $4.5 million early termination fee, which is equal to the value of the advisory fee that would have otherwise been payable to affiliates of KPS through the end of the agreement. The 2012 amount represents the annual advisory fees payable to affiliates of KPS.
(g)	Specified legal/professional expenses for the year ended December 31, 2013 includes $4.3 million of professional fees for accounting, tax, legal and consulting services related to costs incurred as a publicly traded company, including IPO efforts, Follow-on Public Offering costs, Additional Follow-on Public Offering costs and costs associated with the Exchange Offer. Specified legal/professional expenses for the year ended December 31, 2012 includes $3.3 million of professional fees for accounting, tax, legal and consulting services related to the Exchange Offer and public company readiness efforts.
(h)	Represents non-cash lower of cost or market charges for the write down of inventory recorded during the year ended December 31, 2013 and 2012.
(i)	Represents share-based compensation expense resulting from the grant of non-qualified stock options, restricted stock and performance-based shares to certain employees, members of our management and our Board of Directors.
(j)	Represents a call premium of $0.5 million as a result of a voluntary prepayment of $15.0 million on our Term Loan Facility in April 2012.

Global Brass and Copper Holdings, Inc.

Segment Results of Operations (Unaudited)

(in millions)	Three Months Ended December 31,		Change 2013 vs. 2012
	2013	2012	Amount	Percent
Pounds shipped (a)
Olin Brass	68.9	64.2	4.7	7.3%
Chase Brass	46.4	47.5	(1.1)	(2.3%)
A.J. Oster	15.5	15.1	0.4	2.6%
Corporate & other (b)	(9.7)	(9.7)	—	0.0%

Total	121.1	117.1	4.0	3.4%

Net Sales
Olin Brass	$219.6	$189.8	$29.8	15.7%
Chase Brass	133.5	141.7	(8.2)	(5.8%)
A.J. Oster	72.8	74.7	(1.9)	(2.5%)
Corporate & other (b)	(13.1)	(10.0)	(3.1)	31.0%

Total	$412.8	$396.2	$16.6	4.2%

Segment Adjusted EBITDA
Olin Brass	$7.1	$7.6	$(0.5)	(6.6%)
Chase Brass	13.4	13.3	0.1	0.8%
A.J. Oster	3.7	4.4	(0.7)	(15.9%)

Total for operating segments	$24.2	$25.3	$(1.1)	(4.3%)

(a)	Amounts exclude quantity of unprocessed metal sold.
(b)	Amounts represent intercompany eliminations.

Segment Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
(in millions)	Olin Brass	Chase Brass	A.J. Oster	Olin Brass	Chase Brass	A.J. Oster
Income before provision for income taxes and equity income:	$5.5	$14.5	$3.6	$6.6	$14.3	$8.8
Interest expense	—	—	—	—	—	—
Depreciation expense	1.6	0.8	0.1	1.2	0.6	0.1
Amortization expense	—	—	—	—	—	—

Segment EBITDA	$7.1	$15.3	$3.7	$7.8	$14.9	$8.9
Equity income, net of tax	0.4	—	—	0.3	—	—
Net income attributable to non-controlling interest	(0.1)	—	—	(0.1)	—	—
Gain from LIFO layer depletion (a)	(0.1)	(1.9)	—	(0.2)	(1.6)	(4.5)
Non-cash accretion of income of Dowa Joint Venture (b)	(0.2)	—	—	(0.2)	—	—

Segment Adjusted EBITDA	$7.1	$13.4	$3.7	$7.6	$13.3	$4.4

(a)	Calculated based on the difference between the base year LIFO carrying value and the metal prices prevailing in the market at the time of inventory depletion.
(b)	As a result of the application of purchase accounting in connection with the November 2007 acquisition, no carrying value was initially assigned to our equity investment in our Dowa Joint Venture. This adjustment represents the accretion of equity in our Dowa Joint Venture over a 13-year period (which represents the estimated useful life of the technology and patents of the joint venture).

Global Brass and Copper Holdings, Inc.

Segment Results of Operations (Unaudited)

(in millions)	Year Ended December 31,		Change 2013 vs. 2012
	2013	2012	Amount	Percent
Pounds shipped (a)
Olin Brass	279.4	266.2	13.2	5.0%
Chase Brass	216.0	216.9	(0.9)	(0.4%)
A.J. Oster	66.9	67.2	(0.3)	(0.4%)
Corporate & other (b)	(39.3)	(47.1)	7.8	(16.6%)

Total	523.0	503.2	19.8	3.9%

Net Sales
Olin Brass	$874.1	$722.9	$151.2	20.9%
Chase Brass	622.0	648.0	(26.0)	(4.0%)
A.J. Oster	316.2	326.4	(10.2)	(3.1%)
Corporate & other (b)	(53.8)	(46.8)	(7.0)	15.0%

Total	$1,758.5	$1,650.5	$108.0	6.5%

Segment Adjusted EBITDA
Olin Brass	$48.3	$45.1	$3.2	7.1%
Chase Brass	67.2	66.6	0.6	0.9%
A.J. Oster	16.9	19.5	(2.6)	(13.3%)

Total for operating segments	$132.4	$131.2	$1.2	0.9%

(a)	Amounts exclude quantity of unprocessed metal sold.
(b)	Amounts represent intercompany eliminations.

Segment Adjusted EBITDA Reconciliation (Unaudited)

	Year Ended December 31, 2013			Year Ended December 31, 2012
(in millions)	Olin Brass	Chase Brass	A.J. Oster	Olin Brass	Chase Brass	A.J. Oster
Income before provision for income taxes and equity income:	$42.9	$66.1	$16.6	$41.6	$65.7	$23.7
Interest expense	—	—	—	—	—	—
Depreciation expense	5.0	2.9	0.3	3.8	2.4	0.3
Amortization expense	—	0.1	—	—	0.1	—

Segment EBITDA	$47.9	$69.1	$16.9	$45.4	$68.2	$24.0
Equity income, net of tax	1.5	—	—	1.0	—	—
Net income attributable to non-controlling interest	(0.3)	—	—	(0.4)	—	—
Gain from LIFO layer depletion (a)	(0.1)	(1.9)	—	(0.2)	(1.6)	(4.5)
Non-cash accretion of income of Dowa Joint Venture (b)	(0.7)	—	—	(0.7)	—	—

Segment Adjusted EBITDA	$48.3	$67.2	$16.9	$45.1	$66.6	$19.5

(a)	Calculated based on the difference between the base year LIFO carrying value and the metal prices prevailing in the market at the time of inventory depletion.
(b)	As a result of the application of purchase accounting in connection with the November 2007 acquisition, no carrying value was initially assigned to our equity investment in our Dowa Joint Venture. This adjustment represents the accretion of equity in our Dowa Joint Venture over a 13-year period (which represents the estimated useful life of the technology and patents of the joint venture).

Global Brass and Copper Holdings, Inc.

Consolidated Balance Sheets (Unaudited)

	As of
(In millions, except par value data)	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash	$10.8	$13.9
Accounts receivable (net of allowance of $1.0 and $1.4, respectively)	171.8	164.3
Inventories	190.9	174.4
Prepaid expenses and other current assets	22.2	12.1
Deferred income taxes	32.2	33.5
Income tax receivable, net	4.3	1.3

Total current assets	432.2	399.5

Property, plant and equipment, net	88.0	71.1
Investment in joint venture	2.2	3.0
Goodwill	4.4	4.4
Intangible assets, net	0.7	0.8
Deferred income taxes	4.6	6.1
Other noncurrent assets	16.6	17.8

Total assets	$548.7	$502.7

Liabilities and deficit
Current liabilities:
Accounts payable	85.4	81.6
Accrued liabilities	56.1	48.4
Accrued interest	3.3	3.3
Income tax payable	0.5	0.2

Total current liabilities	145.3	133.5

Long-term debt	380.5	389.5
Other noncurrent liabilities	26.3	27.5

Total liabilities	552.1	550.5

Commitments and contingencies
Global Brass and Copper Holdings, Inc. stockholders’ deficit:
Common stock - $.01 par value; 80.0 shares authorized; 21.3 and 21.1 shares issued and outstanding at December 31, 2013 and 2012, respectively	0.2	0.2
Additional paid-in capital	30.5	—
Accumulated deficit	(38.6)	(48.2)
Accumulated other comprehensive income	0.5	1.5
Receivable from stockholder	—	(4.9)

Total Global Brass and Copper Holdings, Inc. stockholders’ deficit	(7.4)	(51.4)
Noncontrolling interest	4.0	3.6

Total deficit	(3.4)	(47.8)

Total liabilities and deficit	$548.7	$502.7

Global Brass and Copper Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
(In millions)	2013	2012
Cash flows from operating activities
Net income	$10.7	$12.9
Adjustments to reconcile net income to net cash provided by operating activities:
Profits interest compensation expense	29.3	19.5
Depreciation expense and amortization of intangible assets	8.6	6.9
Loss on extinguishment of debt	—	19.6
Other adjustments	4.7	1.5
Change in assets and liabilities:
Accounts receivable	(7.1)	(1.6)
Inventories	(16.7)	11.5
Prepaid expenses and other current assets	(9.7)	4.7
Accounts payable	3.8	3.7
Accrued liabilities	7.5	0.9
Accrued interest	—	(0.8)
Income taxes, net	(2.7)	3.7
Other, net	(1.0)	(0.6)

Net cash provided by operating activities	27.4	81.9
Cash flows from investing activities
Capital expenditures	(25.6)	(20.4)
Proceeds from sale of property, plant and equipment	0.2	—

Net cash used in investing activities	(25.4)	(20.4)
Cash flows from financing activities
Deferred financing fees	—	(12.9)
Proceeds from senior secured notes	—	375.0
Payments on term loan	—	(310.9)
Borrowings on ABL Facility	420.8	204.3
Payments on ABL Facility	(429.8)	(189.8)
Distribution to stockholder	—	(160.0)
Dividends paid	(0.8)	—
Net payment (amounts due) from stockholder	4.9	(2.5)

Net cash used in financing activities	(4.9)	(96.8)
Effect of foreign currency exchange rates	(0.2)	(0.3)

Net decrease in cash	(3.1)	(35.6)
Cash at beginning of period	13.9	49.5

Cash at end of period	$10.8	$13.9